                                                                 EXHIBIT d(1)(b)


                                 AMENDMENT NO. 1
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of July 1, 2002, amends the Master Investment Advisory Agreement (the "Agreement"), dated November 4, 1999, between AIM Special Opportunities Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to reflect the name change of AIM Large Cap Opportunities Fund to AIM Opportunities III Fund, AIM Mid Cap Opportunities Fund to AIM Opportunities II Fund and AIM Small Cap Opportunities Fund to AIM Opportunities I Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A, Appendix B and Appendix C to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES


NAME OF FUND                                                  EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                                  ------------------------------------

AIM Opportunities III Fund                                    December 30, 1999

AIM Opportunities II Fund                                     January 1, 2000

AIM Opportunities I Fund                                      January 1, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR


                           AIM OPPORTUNITIES III FUND

         The Trust shall pay the Advisor, out of the assets of AIM Opportunities III Fund ("III Fund"), as full compensation for all services rendered and all facilities furnished to III Fund hereunder, a management fee consisting of the sum of a Base Fee and a Performance Adjustment (whether positive or negative), computed and paid monthly. If the Advisor shall serve for less than the whole of any period specified herein, the compensation payable to the Advisor with respect to III Fund shall be prorated.

         The Base Fee shall be at an annual rate of 1.50% of III Fund's average daily net assets. In computing the amount of the Base Fee, the Base Fee shall be applied against III Fund's average daily net assets computed over the month for which the Base Fee is paid. The Trust shall pay the Advisor the Base Fee beginning on the Effective Date for III Fund, as set forth in Appendix A.

         The Performance Adjustment shall be calculated by (i) subtracting the Investment Record of the III Fund Benchmark Index, as set forth in Appendix C, from the Investment Performance of a Class A share of III Fund over the Performance Period, (ii) subtracting 2.00% from the number obtained in (i) if such number is positive, or adding 2.00% if such number is negative, and (iii) multiplying the number obtained in (ii) (whether positive or negative) by 0.20%. In computing the amount of the Performance Adjustment, the Performance Adjustment shall be applied against III Fund average daily net assets computed over the Performance Period. The Performance Adjustment shall not exceed 1.00% per annum. The Trust shall pay the Advisor the Performance Adjustment beginning in the thirteenth month following the Effective Date for III Fund, so that for the first twelve months following the Effective Date for III Fund the Advisor shall receive only the Base Fee.

         As used herein, the term "Performance Period" shall mean the twelve month period ending on the last day of the month immediately preceding the monthly computation called for herein and the terms "Investment Record" and "Investment Performance" shall have the meanings set forth in Rule 205-1 of the Advisers Act. The average daily net asset value of III Fund shall be determined in the manner set forth in the Declaration of Trust and registration statement of the Trust, as amended from time to time.

                            AIM OPPORTUNITIES II FUND

         The Trust shall pay the Advisor, out of the assets of AIM Opportunities II Fund ("II Fund"), as full compensation for all services rendered and all facilities furnished to II Fund hereunder, a management fee consisting of the sum of a Base Fee and a Performance Adjustment (whether positive or negative), computed and paid monthly. If the Advisor shall serve for less than the whole of any period specified herein, the compensation payable to the Advisor with respect to II Fund shall be prorated.

         The Base Fee shall be at an annual rate of 1.50% of II Fund's average daily net assets. In computing the amount of the Base Fee, the Base Fee shall be applied against II Fund's average daily net assets computed over the month for which the Base Fee is paid. The Trust shall pay the Advisor the Base Fee beginning on the Effective Date for II Fund, as set forth in Appendix A.

         The Performance Adjustment shall be calculated by (i) subtracting the Investment Record of the II Fund Benchmark Index, as set forth in Appendix C, from the Investment Performance of a Class A share of II Fund over the Performance Period, (ii) subtracting 2.00% from the number obtained in (i) if such number is positive, or adding 2.00% if such number is negative, and (iii) multiplying the number obtained in (ii) (whether positive or negative) by 0.20%. In computing the amount of the Performance Adjustment, the Performance Adjustment shall be applied against II Fund's average daily net assets computed over the Performance Period. The Performance Adjustment shall not exceed 1.00% per annum. The Trust shall pay the Advisor the Performance Adjustment beginning in the thirteenth month following the Effective Date for II Fund, so that for the first twelve months following the Effective Date for II Fund the Advisor shall receive only the Base Fee.

         As used herein, the term "Performance Period" shall mean the twelve month period ending on the last day of the month immediately preceding the monthly computation called for herein and the terms "Investment Record" and "Investment Performance" shall have the meanings set forth in Rule 205-1 of the Advisers Act. The average daily net asset value of II Fund shall be determined in the manner set forth in the Declaration of Trust and registration statement of the Trust, as amended from time to time.

                            AIM OPPORTUNITIES I FUND

         The Trust shall pay the Advisor, out of the assets of AIM Opportunities I Fund ("I Fund"), as full compensation for all services rendered and all facilities furnished to I Fund hereunder, a management fee consisting of the sum of a Base Fee and a Performance Adjustment (whether positive or negative), computed and paid monthly. If the Advisor shall serve for less than the whole of any period specified herein, the compensation payable to the Advisor with respect to I Fund shall be prorated.

         The Base Fee shall be at an annual rate of 1.00% of I Fund 's average daily net assets. In computing the amount of the Base Fee, the Base Fee shall be applied against I Fund 's average daily net assets computed over the month for which the Base Fee is paid. The Trust shall pay the Advisor the Base Fee beginning on the Effective Date for I Fund, as set forth in Appendix A.

          The Performance Adjustment shall be calculated by (i) subtracting the Investment Record of the I Fund Benchmark Index, as set forth in Appendix C, from the Investment Performance of a Class A share of I Fund over the Performance Period, (ii) subtracting 2.00% from the number obtained in (i) if such number is positive, or adding 2.00% if such number is negative, and (iii) multiplying the number obtained in (ii) (whether positive or negative) by 0.15%. In computing the amount of the Performance Adjustment, the Performance Adjustment shall be applied against I Fund's average daily net assets computed over the Performance Period. The Performance Adjustment shall not exceed 0.75% per annum. The Trust shall pay the Advisor the Performance Adjustment beginning in the thirteenth month following the Effective Date for I Fund, so that for the first twelve months following the Effective Date for I Fund the Advisor shall receive only the Base Fee.

         As used herein, the term "Performance Period" shall mean the twelve month period ending on the last day of the month immediately preceding the monthly computation called for herein and the terms "Investment Record" and "Investment Performance" shall have the meanings set forth in Rule 205-1 of the Advisers Act. The average daily net asset value of I Fund shall be determined in the manner set forth in the Declaration of Trust and registration statement of the Trust, as amended from time to time.

                                   APPENDIX C
                                BENCHMARK INDICES

                           AIM OPPORTUNITIES III FUND

            The III Fund Benchmark Index shall be the S&P 500 INDEX.

                            AIM OPPORTUNITIES II FUND

         The II Fund Benchmark Index shall be the S&P MIDCAP 400 INDEX.

                            AIM OPPORTUNITIES I FUND

          The I Fund Benchmark Index shall be the RUSSELL 2000(R) INDEX.

From time to time, the Board of Trustees, by the affirmative vote of the trustees voting in person, including the affirmative vote of a majority of the trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement, may determine that another securities index is a more appropriate benchmark than the respective Benchmark Index above for purposes of evaluating the performance of a Fund. In such event, after thirty days' written notice to the Advisor, a successor index (the "Successor Index") may be substituted for a Fund's Benchmark Index in prospectively calculating the Performance Adjustment for that Fund. However, the calculation of that portion of the Performance Adjustment attributable to any portion of the Performance Period prior to the adoption of the Successor Index will still be based upon the Fund's performance compared to its former Benchmark Index."

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                         AIM SPECIAL OPPORTUNITIES FUNDS


                                         (LAM)
Attest: /s/ LISA A. MOSS                 By: /s/ ROBERT H. GRAHAM
        ------------------------------      ------------------------------------
         Assistant Secretary                 Robert H. Graham
                                             President


(SEAL)

                                         A I M ADVISORS, INC.


                                         (LAM)
Attest: /s/ LISA A. MOSS                 By: /s/ ROBERT H. GRAHAM
        ------------------------------      ------------------------------------
         Assistant Secretary                 Robert H. Graham
                                             President


(SEAL)